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                                                                     EXHIBIT 3.9

                                   BY-LAWS OF
                                   ----------
                             BERGEN COMMERCIAL BANK
                             ----------------------


                                   ARTICLE I
                                   ---------

                                  STOCKHOLDERS
                                  ------------


          SECTION 1.01.  ANNUAL MEETING.  The Annual Meeting of Stockholders for
          ------------   --------------
the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on the last Wednesday of the month of April each year, the first such Annual Meeting to occur on April 26, 1989, at the principal place of business of this Bank or at such other location as such annual reorganization meeting shall be held or at such other time and place as shall be specified in a notice of the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

          SECTION 1.02.  NOTICE OF ANNUAL MEETING.  Notice of the Annual Meeting
          ------------   ------------------------
shall be published at least ten days before the date of the meeting in a newspaper, published and circulated in the Borough of Paramus, New Jersey, or if there be no such newspaper, then in one published in Bergen County and circulated in Paramus Borough. A notice of such meeting shall be mailed to the post office address of each of the Stockholders as it appears on the books of the Bank not less than ten days but not more than thirty days before the date of the meeting.

          SECTION 1.03.  SPECIAL MEETINGS.  Special meetings of the Stockholders
          ------------   ----------------
may be called at any time, by the Chairman of the Board of Directors, or in his absence, by the President, or in his absence, the Board of Directors or the holders of not less than one-tenth of all voting shares outstanding. Notice of such meeting shall specify a time not more than sixty days after a request in writing is made for a special meeting. Such notice shall be given not less than ten nor more than thirty days prior to said meeting, by mail, postage prepaid, addressed to each Stockholder at his address as it appears on the books of the Bank. The notice shall specify the place, day, and hour of the meeting and the nature of the business to be transacted and no other business may be transacted at such special meeting.

          SECTION 1.04.  PLACE OF MEETING.  All meetings of Stockholders shall
          ------------   ----------------
be at the principal office of the Bank or at any branch office designated by the Board of Directors or at such other place designated by the Board of Directors in a municipality in which the Bank maintains its principal office or a branch office.

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          SECTION 1.05.  VOTING.  Each share of stock entitles
          ------------   ------
the registered holder thereof to one vote with respect to each matter presented at a Stockholders meeting and one vote for each Director to be elected.

          SECTION 1.06.  QUORUM.  At all meetings of Stockholders the presence
          ------------   ------
in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority in interest of the Stockholders present in person or by proxy may adjourn the meeting to a fixed time.

          SECTION 1.07.  PROXIES.  A Stockholder may vote at all meetings either
          ------------   -------
in person or by proxy. Each proxy shall be executed in writing and filed with the Secretary of the Bank. Proxies shall be valid for only one meeting, to be specified therein, and any adjournments of such meeting.

          SECTION 1.08.  PRESIDING OFFICERS.  The Chairman of the Board of
          ------------   ------------------
Directors, or in his absence, the President, or in his absence, a person designated by the Board of Directors shall preside and the Secretary shall take the Minutes at all meetings of the Stockholders. If the Secretary is not present at such meeting, the presiding Officer shall designate a person to act in place of the Secretary.

          SECTION 1.09.  JUDGES OF ELECTION.  In advance of each meeting of the
          ------------   ------------------
Stockholders, the Board of Directors shall appoint three judges, who may be Stockholders, who shall take an oath to perform the duties of their office impartially and in good faith. If a judge or judges be not so appointed, or, if appointed, shall fail or refuse to serve at such meeting or at an adjournment thereof, the Chairman of the meeting shall make the appointment or fill any vacancy.

          THE JUDGES SHALL DETERMINE:

          (a)  The number of shares outstanding;

          (b)  The number of shares represented at the meeting;

          (c)  The voting rights of each share;

          (d)  The existence of a quorum; and

          (e)  The authenticity, validity, and effect of proxies.

          THEY SHALL ALSO:

          (f) Hear and determine all challenges and questions arising in connection with the right to ballot;


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          (g)  Receive, count, and tabulate all ballots;

          (h)  Determine the results of balloting; and

          (i)  Do such other acts as may be proper with respect to balloting;

          (j) They shall execute a certificate of the result of any balloting and deliver such certificate to the Chairman of the meeting and such certificate shall be recorded in the Minutes of the meeting and filed with the Bank.


                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------


          SECTION 2.01.  NUMBER OF DIRECTORS.  The number of Directors of Bergen
          ------------   -------------------
Commercial Bank shall at no time be less than five (5) or more than twenty-five
(25). The Board of Directors may fix the number of Directors from time to time and shall, at its first regular meeting in each calendar year, fix the number of Directors to be elected at the next Annual Meeting of Stockholders. The Board of Directors may at any time between Annual Meetings increase the number of Directors by not more than two (2) and appoint a person to fill a vacancy so created which person shall hold office from the time when he shall have qualified until the time when a majority of the Directors elected at the next Annual Meeting shall have qualified.

          SECTION 2.02.  ELECTION AND VACANCIES.  Directors shall be elected by
          ------------   ----------------------
ballot of the Stockholders at each Annual Meeting. The persons receiving the greatest number of votes shall be Directors. A Director elected at an Annual Meeting of the Stockholders shall hold office from the time when a majority of al Directors elected at such meeting shall have qualified until the time when a majority of the Directors elected at the next Annual Meeting shall have qualified. Vacancies created by death, resignation, or other reasons may be filled by the remaining members of the Board of Directors and any person appointed to fill such a vacancy shall hold office form the time when he shall have qualified until the time when a majority of the Directors elected at the next Annual Meeting shall have qualified.

          SECTION 2.03.  QUALIFICATIONS.
          ------------   --------------

          (a) Each Director shall own in good faith and hold in his own name not less than five hundred dollars ($500.00) par value unpledged shares of the capital stock of the Bank.


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          (b) Each Director shall, following the election or appointment and before assumption of his duties as a Director, take the oath prescribed by law which shall be filed with the Department of Banking of the State of New Jersey.

          SECTION 2.04.  REGULAR MEETINGS.  The Board of Directors shall hold
          ------------   ----------------
regular monthly meetings, without notice, for the transaction of business on such day at such place and such hour as they may from time to time elect and should that day fall upon a holiday the regular meeting of that month shall be held the following day or on such day as the Directors at the preceding meeting may decide. The Board of Directors may by resolution provide for regular meetings at a more frequent interval.

          SECTION 2.05.  SPECIAL MEETINGS.  Special meetings of the Directors
          ------------   ----------------
may be held upon the call of the Chairman of the Board of Directors, or in his absence, by the President or upon a call to be issued by the Secretary upon written request of any three (3) or more members of the Board of Directors. Such meetings may be held upon twenty-fair (24) hours written notice to each Director personally or by telegram or upon three (3) days notice by mail.

          SECTION 2.06.  ACTION BY WRITTEN CONSENT.  Unless otherwise restricted
          ------------   -------------------------
by the Certificate of Incorporation or By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent at or prior thereto in writing, and the writing or writings are filed with the Minutes of proceedings of the Board or committee.

          SECTION 2.07.  MEETING BY CONFERENCE TELEPHONE.  Members of the Board
          ------------   -------------------------------
of Directors or any committee appointed by the Board may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.

          SECTION 2.08.  QUORUM AND VOTING.  A majority of all the Directors
          ------------   -----------------
shall be necessary to constitute a quorum for the transaction of business. When there shall be no quorum at a regular or special meeting, the members present may adjourn from time to time by a vote of the majority members present. Except as otherwise provided herein, or by law, a majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.


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          SECTION 2.09.  COMPENSATION.  The compensation of Directors for
          ------------   ------------
service as a Director and/or for attendance at meetings of the Board and for attendance at committee meetings of the Board shall be fixed by resolution of the Board from time to time. Nothing herein contained shall be construed to preclude a Director from serving in any other capacity and receiving compensation therefor.


                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

          SECTION 3.01.  ELECTION AND APPOINTMENT.  The Directors at their first
          ------------   ------------------------
meeting following the Annual Meeting of Stockholders shall elect a President and may elect a Chairman of the Board of Directors and one or more Vice Presidents from their own number. They shall also elect at such meeting a Secretary and Treasurer, who need not be Directors. Except where prohibited by law any two offices may be held by the same person. Other Officers, including additional Vice Presidents, who need not be Directors, may from time to time be elected or appointed by the Board of Directors.

          SECTION 3.02.  TERM OF OFFICE.  The President, the Chairman of the
          -----------------------------
Board of Directors, and any Vice Presidents selected from among the members of the Board shall hold office from the time of their election until the next Annual Meeting of the Board. All other Officers shall hold offices at the pleasure of the Board. Any Officer elected by the Board of Directors from among its membership may be removed from office by the affirmative vote of two-thirds of the remaining Directors.

          SECTION 3.03.  COMPENSATION.  Salaries of all Senior Officers shall be
          ---------------------------
fixed from time to time by the Board of Directors. Management will have the authority to fix salaries of Junior Officers (Assistant Vice Presidents and below) at their discretion. Salaries of Junior Officers will be approved by the President after the review of the recommendations of the Senior Officer responsible for the function.


                                   ARTICLE IV
                                   ----------

                               DUTIES OF OFFICERS
                               ------------------

          SECTION 4.01.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall
          ------------------------------------
preside at all meetings of the Board of Directors and have general charge and supervision of the affairs of the Board of Directors and of the Bank. He shall execute the orders of the Board and supervise the policies adopted or approved by the Board. He shall preside at all meetings of the Stockholders.


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He shall be a member ex officio of all standing committees, except the Examining
Committee, unless otherwise provided by law or by the Board of Directors.

          SECTION 4.02.  PRESIDENT.  The President, in the absence or disability
          ------------------------
of the Chairman of the Board, shall perform the duties of the Chairman. He shall be the Chief Executive Officer of the Bank and have general charge and supervision of its administrative and operational affairs. He shall have authority to prescribe the duties of all Officers whose duties are not prescribed herein, clerks, agents, employees, and any Officers not designated as Senior Officers of the Bank and to appoint and dismiss and to fix the salaries of all clerks, agents, employees of the Bank, and all Officers not designated as Senior Officers and may delegate authority and responsibilities to other Officers and employees where it may be deemed necessary for the prompt and orderly transaction of the Bank's business. The President shall sign all instruments which may be required by the By-Laws or in carrying on the normal and proper business of the Bank and all certificates of stock of the Bank when necessary. He shall be a member ex officio of all standing committees, except the Examining Committee, unless otherwise provided by law or by the Board of Directors.

          SECTION 4.03.  VICE PRESIDENTS.  In the absence or disability of the
          ------------------------------
Chairman of the Board and the President, their duties shall be performed by one or more of the Vice Presidents as may be delegated by the Board of Directors. They shall also perform such duties as may be assigned by the President, the Board of Directors, or the Executive Committee.

          SECTION 4.04.  TREASURER.  The Treasurer shall discharge such duties
          ------------------------
as those usually pertaining to his office and as shall be delegated or assigned to him from time to time by the President, the Board of Directors, or the Executive Committee. He shall exercise general supervision and be responsible for the general accounting of the Bank and keep such forms of accounts and records as shall properly exhibit the business of the Bank. He shall, at the stated meetings of the Directors, submit such forms of statements as will show the execute financial condition of the Bank and also statements of the earnings and expenses of the Bank since the previous meeting of the Board and such other statements or forms of account as may be required by the Directors and in connection with the President shall have the care and custody of all funds, securities, and property belonging to the Bank.

          SECTION 4.05.  SECRETARY.  The Secretary shall keep the Minutes of all
          ------------------------
meetings of the Stockholders and of the Board of Directors and of such committees as the Board of Directors may require, in books provided for that purpose, unless otherwise directed. He shall attend to the giving and serving of all


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notices of all regular and special meetings of the Stockholders and Board of
Directors and of all notices as may be required by the By-Laws. He shall, when required, give notice of committee meetings. He shall sign, with the President or such delegated Vice Presidents, all instruments authorized by the Board of Directors or the Executive Committee, and, when so ordered by the Board of Directors or the Executive Committee, shall affix the seal of the Bank thereto. He shall have charge of such books and papers as the President, the Board of Directors, or the Executive Committee may direct, all of which shall be open to the examination of any Director at all reasonable times during business hours upon application at the Bank. He shall perform such other duties as may be required of him by the President, the Stockholders, Board of Directors, and Executive Committee, and in general perform all duties incident to his office, subject to the direction of the Board of Directors and the President.

          SECTION 4.06.  OTHER OFFICERS.  Other Officers appointed or elected
          -----------------------------
from time to time by the Board of Directors shall have such powers and shall discharge such duties as may be delegated to them by the Board of Directors and the President.


                                   ARTICLE V
                                   ---------

                                   COMMITTEES
                                   ----------

          SECTION 5.01.  EXECUTIVE COMMITTEE.  At any time the Board of
          ----------------------------------
Directors is comprised of nine (9) or more members there may be appointed by the Board of Directors a standing committee known as the Executive Committee, consisting of not less than five (5) nor more than seven (7) members, which shall include the Chairman of the Board, the President, up to five (5) additional members of the Board, selected by the Board annually, and one (1) alternate member who shall also be selected by the Board annually. The alternate member shall be eligible to attend meetings and to serve on the Executive Committee at any meeting at which one or more regular members of the Executive Committee are not present.

          The Executive Committee shall exercise all powers of the Directors in the management of the business affairs and property of the Bank during the intervals between the meetings of the Directors permitted by the New Jersey Banking Law but the Committee shall have no power to make, alter, or repeal By-Laws, to declare a dividend or approve any other distribution to Stockholders, elect or appoint any Officer or Director, or to do any act which, by law, requires the affirmative vote of at least a majority of the Directors.

          The Executive Committee shall have power, among other things, but subject to the foregoing limitations, at its


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discretion, to approve the purchase, sale, and exchange of bonds or other securities; to make and approve investments; to consider, review, and approve collateral and commercial paper discounted or purchased by the Bank; to require the payment of any bond or mortgage or any other loan, and if in its judgment necessary, to enforce payment by due recourse to law; to compromise claims and debts held by the Bank; to release any collateral or part of any mortgaged premises if in its judgment the remaining collateral or property is ample to secure the sum of money, subject to statutory requirements; and to exercise any and all other powers of the Board of Directors, subject only to the foregoing limitations.

          SECTION 5.02.  EXAMINING COMMITTEE.  There shall be a standing
          ----------------------------------
committee known as the Examining Committee consisting of not less than three (3) nor more than five (5) members, selected by the Board annually, whose duties shall be to examine the condition of the Bank at least once every twelve (12) months or more often if required by the Board. The Committee shall, after each examination, report to the Board forthwith giving in detail all items included in the assets of the Bank which the Committee has reason to believe are not of the value at which they appear on the books and records of the Bank, and giving the value, in their judgment, of each of such items. The Board shall cause the report to be recorded in the Minute books of the Bank. the Committee may recommend to the Board of Directors the retention of certified public accountants to assist the Committee in making the examination, and such certified public accountants may use and employ their partners or employees who need not be certified accountants, or the Committee may, by authority of the Board, use Officers or employees of any other bank or trust company organized under the laws of New Jersey or any other state, or Officers or employees of any national bank doing business in New Jersey or elsewhere, to assist them in making the examination, or the Committee may, by authority of the Board, use, either alone or in conjunction with such Officers or employees of such other bank or trust company or national bank, any Officer or Officers including the manage of any clearing association organized and existing in New Jersey of which the Bank is a member, to assist them in making the examination. The Committee may use the results of the work of such accountants, their partners, or employees, or may use the results of the work of such Officers or employees of such other bank or trust company or national bank, or may use the work of such Officer or Officers of such clearing association done either alone or in conjunction with such Officers or employees of such other bank or trust company or national bank, in the preparation of the report of the Committee to be made to the Board, but nothing herein contained shall be construed to relieve the Committee from the obligation to determine and report upon the value of loans, securities, commercial paper, and other assets of the Bank. All of the foregoing shall be subject to such regulation as the Commissioner


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of Banking may prescribe governing the scope and method of such examination or examinations by the Committee.

          SECTION 5.03.  ADDITIONAL COMMITTEES.  The Board of Directors may at
          ------------------------------------
any time and from time to time establish such additional committees as it shall deem desirable. The resolution establishing such committee shall define the duty and the powers of the committee. Appointments to the committees of the Board of Directors shall be made by the Chairman of the Board, or in his absence, by the President. Such appointed members of the various committees shall serve at the pleasure of the Chairman.

          SECTION 5.04.  SUBSTITUTES ON COMMITTEES.  When a member of any
          ----------------------------------------
committee indicates he is to be absent from a meeting or meetings, the Chairman of the Board, or in his absence, the President may appoint a substitute to such committee to serve during such absence.


                                   ARTICLE VI
                                   ----------

                                      SEAL
                                      ----

          SECTION 6.01.  FORM.  The corporate seal shall be circular in form and
          -------------------
have inscribed thereon the name of the Bank and such other design as the Directors may adopt.

          SECTION 6.02.  CUSTODY.  The Secretary shall have custody of the seal.
          ----------------------


                                  ARTICLE VII
                                  -----------

                           CAPITAL STOCK CERTIFICATES
                           --------------------------

          SECTION 7.01.  REGISTERING OF STOCK.  The Bank shall issue to each of
          -----------------------------------
its Stockholders a certificate or certificates which shall be numbered and registered as they are issued. Each certificate shall exhibit the holder's name, the number of shares represented thereby, and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Subject to law, a facsimile of any of the foregoing signatures may be utilized.

          SECTION 7.02.  TRANSFER OF STOCK.  Transfer of stock shall be made
          --------------------------------
upon the books of the Bank either by the holder thereof or his attorney, and the certificate representing the shares being transferred shall be returned to the Bank and new certificates issued. The returned certificates shall be canceled and preserved for record purposes. The Board may appoint a Transfer Agent to maintain the stock records and execute transfer of Bank stock.


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                                 ARTICLE VIII
                                 ------------

                    LOST CERTIFICATES, CHECKS, AND PASSBOOKS
                    ----------------------------------------

          SECTION 8.01.  BOARD OF DIRECTORS OR EXECUTIVE COMMITTEE MAY MAKE
          -----------------------------------------------------------------
RULES.  The Board of Directors or the Executive Committee, if any, shall have
-----
the authority to make rules and regulations governing all cases of certificates of stock, passbooks, certificates of deposit, check, or other forms of evidence of indebtedness or ownership issued by the Bank which may be reported as having been lost, stolen, or mislaid, and for which a request for the issuance of a new certificate, passbook, check, or other form of document may be made.


                                   ARTICLE IX
                                   ----------

                          INDEMNIFICATION AGAINST SUIT
                          ----------------------------

          SECTION 9.01.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.  Any present
          --------------------------------------------------------
or future Director or Officer, or the legal representative of any such Director or Officer, shall be indemnified by the Bank against reasonable costs, expenses (exclusive of any amount paid to the Bank in settlement), and counsel fees paid or incurred in connection with any action, suit, or proceeding to which any such Director or Officer, or his legal representative, may be made a party by reason of his being or having been such Director or Officer; provided (1) said indemnification is recommended by Bank's Counsel; (2) said action, suit, or proceeding shall be prosecuted against such Director or Officer or against his legal representative to final determination and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such Director or Officer; or (3) said action, suit, or proceeding shall be settled or otherwise terminated as against such Director or Officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors, or the Stockholders in the event a majority of the Directors, are defendants in said action, suit, or proceeding, that said Director or Officer had not, in any substantial way, been derelict in the performance of his duties as charged in such action, suit, or proceeding. The privilege and power conferred by this section shall be in addition to and not in restriction or limitation of any other privilege or power which a banking corporation of the State of New Jersey may have with respect to the indemnification or reimbursement of Directors, Officers, or employees.


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                                 ARTICLE X
                                 ---------

               LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS
               -------------------------------------------------

          SECTION 10.1.  A Director or Officer of the Bank shall not be
          ------------
personally liable to the Bank or its Stockholders for damages for breach of any duty owed to the Bank or its stockholders except that this provision shall not relieve a Director or Officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Bank or its Stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the Stockholders of the Bank or otherwise shall not adversely affect any right or protection of a Director or Officer of the Bank existing at the time of such repeal or modification.


                                   ARTICLE XI
                                   ----------

                                   AMENDMENTS
                                   ----------

          SECTION 11.01.  The Stockholders of the Bank shall have the power to
          -------------
alter or repeal these By-Laws. The Board of Directors may, subject to law, alter or repeal these By-Laws.

          These By-Laws shall not be altered or repealed by the Stockholders except at an Annual or special meeting of the Stockholders by the affirmative vote of the holders of a majority of the capital stock of the Bank entitled to vote at such meeting, upon not less than ten (10), nor more than thirty (30) days prior written notice of the intended action given to the Stockholders, as prescribed by Statute.

          The By-Laws shall not be altered or repealed by the Board of Directors except by affirmative vote of the majority of the whole Board at any regular or special meeting of the Board of Directors, and unless at least two (2) days prior written notice of the intended action shall have been given to the Directors. Such notice may be waived by a Director at or prior to the meeting.


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